UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2023
MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Oceana Way
Norwood, MA 02062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2023, MariMed Inc., a Delaware corporation (the “Company”), entered into a Loan and Security Agreement (the “Credit Agreement”), by and among the Company, subsidiaries of the Company from time-to-time party thereto (together with the Company, collectively, the “Borrowers”), lenders from time-to-time party thereto (the “Lenders”), and Chicago Atlantic Admin, LLC, a Delaware limited liability company (“Chicago Atlantic”), as administrative agent for the Lenders.

Proceeds from the Credit Agreement are designated to complete the build-out of a new cultivation and processing facility in Illinois, complete the buildout of a new processing kitchen in Missouri, expand existing cultivation and processing facilities in Massachusetts and Maryland, fund certain capital expenditures, and to repay in full the Kind Therapeutics seller notes incurred in connection with the Kind acquisition in April 2022. The remaining balance, if any, will be used to fund acquisitions.

Principal, Security, Interest and Prepayments

The Credit Agreement provides for $35 million in principal borrowings at the Borrowers’ option in the aggregate and further provides the Borrowers with the right, subject to customary conditions, to request an additional incremental term loan in the aggregate principal amount of up to $30 million; provided that the Lenders elect to fund such incremental term loan. $30 million of loan principal was funded at the initial closing and the Company has the option, during a six-month period following the initial closing, to draw down an additional $5 million. The loans require scheduled amortization payments of 1.0% of the principal amount outstanding under the Credit Agreement per month commencing in May 2023, and the remaining principal balance is due in full on January 24, 2026, subject to extension to January 24, 2028 under certain circumstances.

The Credit Agreement provide the Borrowers with the right, subject to specified limitations, to (a) incur seller provided debt in connection with future acquisitions, (b) incur additional mortgage financing from third-party lenders secured by real estate currently owned and acquired after the closing date, and (c) to incur additional debt in connection with equipment leasing transactions.

The obligations under the Credit Agreement are secured by substantially all of the assets of the Borrowers, excluding specified parcels of real estate and other customary exclusions.

The Credit Agreement provides for a floating annual interest rate equal to the prime rate then in effect plus 5.75%, which rate may be increased by 3.00% upon an event of default or 7.50% upon a material event of default as provided in the Credit Agreement.

At any time, the Company may voluntarily prepay amounts due under the facility in $5 million increments, subject to a three-percent prepayment premium and, during the first 20-months of the term, a “make-whole” payment.

Representations, Warranties, Events of Default and Certain Covenants

The Credit Agreement includes customary representations and warranties and customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to material indebtedness, and events of bankruptcy and insolvency.

The Credit Agreement also includes customary negative covenants limiting the Borrowers’ ability to incur additional indebtedness and grant liens that are otherwise not permitted, among others. Additionally, the Credit Agreement requires the Borrowers to meet certain financial tests.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Form of Promissory Note, which are attached hereto as Exhibits 10.1 and 4.2, respectively, and are incorporated herein by reference.

Warrant Issuance

The Credit Agreement provides for 30% warrant coverage against amounts funded under the facility, priced at a 20% premium to the trailing 20-day average price on the closing date of each such funding. At the initial closing, upon funding of the initial $30 million under the facility, the Company issued to the Lenders an aggregate of 19,148,936 warrants to purchase shares of the Company’s common stock at $0.47 per share, exercisable for a five-year period following issuance. Incremental warrants are issuable upon further draw-downs under the facility.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Common Stock Purchase Warrant, which is attached hereto as Exhibits 4.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01. Other Events.

On January 24, 2023, MariMed Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing the Credit Agreement transaction.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant, dated January 24, 2023, issued by MariMed Inc. to the Lenders.
4.2	Form of Promissory Note, dated January 24, 2023, issued by the Borrowers to the Lenders.
10.1
Loan and Security Agreement, dated as of January 24, 2023, by and among MariMed Inc., certain subsidiaries of MariMed Inc. from time-to-time party thereto, certain lenders from time-to-time party thereto, and Chicago Atlantic Admin, LLC, a Delaware limited liability company, as administrative agent for the lenders.

99.1	Press release, dated January 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: January 24, 2023
	By:	/s/ Susan M. Villare
Susan M. Villare, Chief Financial Officer